Exhibit 99.2

Form of Lock-up Agreement

         , 2014

Jefferies LLC
Leerink Partners LLC
As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o Leerink Partners LLC
299 Park Avenue, 21st Floor
New York, NY 10171

RE:	Affimed Therapeutics AG (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of preferred and/or ordinary shares (collectively, the “Shares”) of the Company or of securities convertible into or exchangeable or exercisable for Shares of the Company, and/or a director of the Company and/or a beneficiary of a plan pursuant to which the undersigned has been awarded share-based compensation. The Company proposes to conduct a public offering of ordinary shares of a parent of the Company (the “Offered Shares”) for which Jefferies LLC (“Jefferies”) and Leerink Partners LLC (“Leerink”) will act as the representatives of the underwriters (the “Offering”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies and Leerink, which may withhold their consent in their sole discretion:

•
Sell or Offer to Sell any Shares or Offered Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Offered Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Offered Shares, and the sale of the Offered Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (A) the transfer of Shares, Offered Shares or Related Securities as a bona fide gift or gifts or by testate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (B) any Shares, Offered Shares or Related Securities acquired by the undersigned in the open market or in the Offering (other than any Company directed Shares, Offered Shares or Related Securities purchased in the Offering by an officer or director of the Company), (C) any action to facilitate the carve-out plan transaction described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined in the Underwriting Agreement) provided that no sales of the undersigned’s Shares, Offered Shares or Related Securities shall be made pursuant to such carve-out plan transaction prior to the expiration of the Lock-up Period, (D) any securities issuable upon conversion of any convertible debt instruments or upon exercise of any warrants described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that no sales of the securities shall be made pursuant to such an exercise prior to the expiration of the Lock-up Period (E) any Shares, Offered Shares or Related Securities that are used for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price, through cashless surrender or otherwise, with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (F) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Shares, Offered Shares or Related Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period, (G) transfers to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, (H) distributions of Shares, Offered Shares or Related Securities to members or stockholders of the undersigned or to any corporation, partnership or other person or entity that is a current or former member, stockholder, limited partner, subsidiary, direct or indirect affiliate of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned), (I) the transfer of the undersigned’s Shares, Offered Shares or Related Securities to the Company pursuant to any contractual arrangement in effect on the date of this letter agreement that provides for the repurchase of the undersigned’s Shares, Offered Shares or Related Securities by the Company or in connection with the termination of the undersigned’s employment with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Shares, Offered Shares or Related Securities, (J) any action in connection with the transaction described under the caption “Corporate Reorganization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus provided that such Shares, Offered Shares or Related Securities received upon such reorganization shall be subject to the terms of this agreement; provided that in the case of any transfer or distribution pursuant to clauses (A), (G) or (H), each donee, distributee or transferee shall execute and deliver to Jefferies and Leerink an agreement in form and substance satisfactory to Jefferies and Leerink stating that such transferee is receiving and holding such Shares, Offered Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares, Offered Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (F) through (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-up Period).

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Shares, Offered Shares or Related Securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Shares, Offered Shares or Related Securities or such other securities pursuant to which a majority of total voting power of the voting stock of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Shares, Offered Shares or Related Securities or other such securities in connection with such transaction, or vote any Shares, Offered Shares or Related Securities or other such securities in favor of any such transaction); provided that (A) if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Shares, Offered Shares or Related Securities subject to this letter agreement shall remain subject to the restrictions contained in this letter agreement, and (B) in the event that after such tender offer, merger, amalgamation, consolidation or other similar transaction, any Shares, Offered Shares or Related Securities are not transferred, sold or tendered, such Shares, Offered Shares or Related Securities held by the undersigned shall remain subject to the provisions of this letter agreement.

In the event that any percentage of the Shares or Related Securities held by any person or entity other than the undersigned that is subject to a lock-up agreement related to the Offering similar in form to this agreement, is released from any restrictions set forth in such lock-up agreement, the same percentage of the Shares or Related Securities held by the undersigned shall be immediately and fully released from any remaining restrictions on transfer set forth in this agreement concurrently therewith; provided, however, that Jefferies and Leerink will not be obligated to release the undersigned from the restrictions on transfer set forth in this agreement in connection with any release described in this paragraph unless and until Jefferies and Leerink have first released from such restrictions Shares or Related Securities belonging to such person or entity valued at more than $250,000. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of any Shares or Related Securities prior to the end of the Lock-Up Period, Jefferies and Leerink shall use their commercially reasonable efforts to notify the undersigned within three business days.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed Shares or Offered Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) Jefferies and Leerink agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares or Offered Shares, Jefferies and Leerink will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies and Leerink hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares and/or Offered Shares and/or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or Offered Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares or Offered Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters. The undersigned understands that, if (i) the Underwriting Agreement does not become effective on or before December 31, 2014, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares or Offered Shares to be sold thereunder, (iii) Jefferies and Leerink, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iv) the registration statement related to the Offering has been withdrawn, the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•
“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•
“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•
“Related Securities” shall mean any options, phantom equity, warrants or other rights to acquire Shares or Offered Shares or any securities exchangeable or exercisable for or that are convertible or settle into Shares or Offered Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or that are convertible or settle into, Shares or Offered Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•
“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Offered Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.